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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               ------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             Vornado Operating Company
             (Exact Name of Registrant as Specified in Its Charter)



                Delaware                                   Pending
(State of Incorporation or Organization)                   (IRS Employer
                                                           Identification
                                                           no.)



   Park 80 West, Plaza II
   Saddle Brook, New Jersey                                    07663
(Address of Principal Executive Offices)                     (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box./X/

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

         Securities Act registration statement file number to which this form relates: 333-40701 (If applicable)

         Securities to be registered pursuant to Section 12(b) of the Act:



Title of Each Class                       Name of Each Exchange on Which
to be so Registered                       Each Class is to be Registered
-------------------                       ------------------------------
Common Stock, par value                   American Stock Exchange, Inc.
$.01 per share


Securities to be registered pursuant to Section 12(g) of the Act:

                                  None
                            (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

                  The description of the securities to be registered that appears under the captions "Description of Capital Stock--Authorized Capital Stock," "--Common Stock" and "--Certain Charter and By-laws Provisions" contained in the prospectus subject to completion dated September 28, 1998, included in Amendment No. 6 to the Registrant's Registration Statement on Form S-11 (file no. 333-40701) filed on September 28, 1998, as amended, under the Securities Act of 1933, as amended, is hereby incorporated by reference in answer to this item.

Item 2.  Exhibits.

         Inapplicable.
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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         VORNADO OPERATING COMPANY


                                         By:  /s/ Irwin Goldberg
                                             ----------------------------------
                                            Name:  Irwin Goldberg
                                            Title: Vice President,
                                                   Chief Financial Officer





Date: September 28, 1998